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                                                                    EXHIBIT 10.2


                                 FIRST AMENDMENT
                             TO EMPLOYMENT AGREEMENT


     This First Amendment to the Employment Agreement effective as of April 1, 1999 (this "Amendment") is entered into by and between Advance Paradigm, Inc. (the "Company") and Joseph J. Filipek, Jr. (the "Employee").

     WHEREAS, the Company and Employee (collectively, the "Parties") entered into that certain Employment Agreement effective as of December 1, 1996 (the "Agreement");

     WHEREAS, the Parties now desire to amend the Agreement to change the Employee's compensation and extend the term of the Agreement;

    NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency is hereby acknowledged, the parties hereby agree to the following:

     1. SECTION 2. TERM. The term provision set forth in Section 2 of the Agreement is hereby amended and restated in its entirety as follows:

         "The employment of Employee shall commence on the Effective Date and shall end on March 31, 2002 (the "Term")." Upon delivery of written notice by January 1, 2001, the Employee may terminate the Agreement effective March 31, 2001.

     2. SECTION 3. COMPENSATION. Effective as of April 1, 1999, the compensation provision set forth in Section 3(a) of the Agreement is hereby amended and restated in its entirety as follows:

         "(a) Salary. Employee shall receive annual salary of Two Hundred Fifteen Thousand dollars ($215,000) with such increases thereto as may be determined by the Company from time to time in its sole discretion ("Base Salary"), to be paid in biweekly installments in accordance with the Company's salary payment practices in effect from time to time for senior managers of the Company. The Base Salary may be reviewed by the Board from time to time to determine any increases to the Base Salary; provided there will be a targeted increase of $15,000 per annum subject to performance and market considerations."

         The compensation provision set forth in Section 3(b) of the Agreement is hereby amended and restated in its entirety as follows:

         "(b) Bonus Payments. Employee will be entitled to participate in the Company's incentive compensation plan for an annual bonus based on the Company's audited financial performance for the fiscal year, the performance of Advance Paradigm Clinical Services, Inc. and Employee's individual contribution to the Company. The performance criteria used to calculate the Employee's annual bonus during







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                  the employment period shall be determined by the Company and will be established with a targeted bonus of 50% of Employee's Base Salary per annum. Any annual bonus payable with respect to a fiscal year shall be subject to the approval of the Compensation Committee of the Board of Directors and shall be paid in accordance with the Company's normal payroll practices."

         The compensation provision set forth in Section 3(g) of the Agreement is hereby amended by adding the following language:

         "(iii) On June 25, 1998, Employee was granted an incentive option to purchase 40,000 shares of the Common Stock of the Company with an exercise price of $29.375 per share. The option is subject to and granted under the ISOP. The option shall vest and become exercisable as to twenty percent (20%) of the total shares on each of the first five anniversaries of the date of grant; provided, however, that immediately prior to the consummation of any sale to or merger with an outside entity gaining 50% or greater ownership of the Company, the options shall become, without further act or deed, exercisable as to 100% of the shares."

         Except as specifically amended herein, the Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered by their proper and duly authorized officers as of the date first above written. By executing this Amendment, the undersigned individuals hereby warrant and represent that they have read this Amendment in its entirety and agree to all of its terms.

                                    ADVANCE PARADIGM, INC.

                                    By:
                                       -----------------------------------------
                                    Name:  David D. Halbert
                                    Title:  Chief Executive Officer

                                    EMPLOYEE

                                    --------------------------------------------
                                    Joseph J. Filipek, Jr.